UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020 (March 16, 2020)

Goldman Sachs Private Middle Market Credit II LLC

(Exact name of registrant as specified in charter)

Delaware	000-56052	83-3053002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Carmine Rossetti stepped down as the Principal Accounting Officer of Goldman Sachs Private Middle Market Credit II LLC (the “Company”) on March 16, 2020. On March 16, 2020, the Board of Directors of the Company appointed David Pessah as Principal Accounting Officer of the Company. Mr. Pessah, age 34, has also been appointed as Principal Accounting Officer of Goldman Sachs BDC, Inc., Goldman Sachs Private Middle Market Credit LLC, and Goldman Sachs Middle Market Lending Corp. Mr. Pessah is a Vice President in the BDC Fund Controllers team of Goldman Sachs Asset Management, L.P., the Company’s investment adviser. Mr. Pessah is responsible for fund accounting and financial reporting oversight as well as the continuous improvement of the control environment for the Company. Prior to joining Goldman Sachs in September 2010, he worked in the audit practice at Ernst & Young LLP. He received a B.S. in Accounting from University of Delaware in 2007 and received his M.B.A. in Finance from Baruch College in 2016.

Mr. Pessah was not appointed to the position of Principal Accounting Officer pursuant to any arrangement or understanding with any other person. Mr. Pessah has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Pessah has an interest requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Private Middle Market Credit II LLC (Registrant)

Date: March 17, 2020	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer